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                                                                   Exhibit 24.1

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas M. Dougherty, Alan B. Catherall and Barbara L. Blackford his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and sign the annual report on Form 10-K of AirGate PCS, Inc. ("Airgate") and the Registration Statements defined below, and any or all amendments, including any post-effective amendments, to the 10-K and the Registration Statements, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof. Registration Statements mean: (i) the Form S-3 relating to the registration of Airgate common stock, preferred stock, debt securities, warrants and guarantees and other related securities in one or more primary offerings and AirGate common stock held by former shareholders of iPCS, Inc. ("iPCS") in one or more secondary offerings;
(ii) one or more Form S-3s related to the registration of warrants of iPCS assumed by AirGate and/or any existing AirGate warrants; (iii) one or more Form S-8s related to options granted under the iPCS Long-Term Incentive Plan and/or any AirGate options, including those issued under the AirGate employee stock purchase plan and (iv) one or more Form 8-Ks required in connection with the consummation of the merger with iPCS.

        Signature                       Title                      Date
        ---------                       -----                      ----

 /S/ THOMAS M. DOUGHERTY President, Chief Executive Officer November 13, 2001 ------------------------ and Director (Principal Executive
   Thomas M. Dougherty    Officer)

 /S/ BERNARD A. BIANCHINO Director                           November 13, 2001
 ------------------------
   Bernard A. Bianchino

    /S/ JOHN R. DILLON    Director                           November 13, 2001
 ------------------------
      John R. Dillon

  /S/ ROBERT A. FERCHAT   Director                           November 13, 2001
 ------------------------
    Robert A. Ferchat

   /S/ SIDNEY E. HARRIS   Director                           November 13, 2001
 ------------------------
     Sidney E. Harris

  /S/ BARRY J. SCHIFFMAN  Director                           November 13, 2001
 ------------------------
    Barry J. Schiffman